Exhibit 99.1


Contact:   Rubenstein Associates

           Robert Solomon: (212) 843-8050




                Capital Trust Reports First Quarter 2004 Results
                ------------------------------------------------


        NEW YORK, NY - May 12, 2004 - Capital Trust, Inc. (NYSE: CT) today reported first quarter 2004 net income of 46 cents per share (diluted), unchanged from the comparable period of the prior year.

        "We are pleased to report operating results in line with our expectations; origination volume for the quarter was brisk and our investment portfolios continue their strong performance," said John Klopp, Capital Trust's CEO. "We are also very pleased to welcome W. R. Berkley Corporation as a significant shareholder. In addition to their investment, their experience and insights will be invaluable to our continued success."

        On May 11, 2004, the Company announced that affiliates of W. R. Berkley Corporation bought 1,310,000 shares of its class A common stock and warrants to purchase an additional 365,000 shares. Subject to shareholder approval at Capital Trust's June 17, 2004 annual meeting, W. R. Berkley Corporation will purchase an additional 325,000 shares of class A common stock on June 18, 2004. Joshua A. Polan, a Managing Director of Berkley Capital, LLC, has also been appointed to Capital Trust's Board of Directors.

        The Company will conduct a management conference call at 9:30 a.m. Eastern Time on May 13 to discuss first quarter 2004 results. Interested parties can access the call toll free by dialing (800) 905-0392. The conference ID is "CAPITAL." A recorded replay will be available from 12:00 p.m. on May 13 through midnight on May 27. The replay call number is (800) 677-7320.

        Selected financial highlights are outlined below:





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Capital Trust
Page 2



Balance Sheet
-------------

        Total assets were $465.8 million at March 31, 2004, a $65.9 million (16.5%) increase from $399.9 million at December 31, 2003. New loan originations, purchases of CMBS and increased cash levels accounted for the first quarter increase in assets. Available-for-sale securities, consisting of investments in Federal Home Loan Mortgage Corporation ("FHLMC") Gold 6.5% securities, continued to repay as expected, reducing the outstanding balance by $3.2 million during the quarter. During the three months ended March 31, 2004, the Company made four new loan and CMBS investments aggregating $67.5 million, received partial repayments on nine mortgage and property mezzanine loans totaling $1.9 million and received one property mezzanine loan and one B Note satisfaction totaling $16.9 million.

        In evaluating the Financial Accounting Standards Board's Interpretation No. 46R, effective March 15, 2004, the Company concluded it could no longer consolidate CT Convertible Trust I, the issuer of the convertible trust preferred securities. As a result, the convertible trust preferred securities have been eliminated from the balance sheet and replaced by the underlying step up convertible junior subordinated debentures. On the income statement, interest payments on the debentures are now reported as "interest and related expenses on convertible junior subordinated debentures." The Company elected to restate prior periods for the application of Interpretation 46R and there was no change to previously reported net income as a result of such restatement.

        Subsequent to this restatement, total liabilities at March 31, 2004 were $366.2 million, including total debt of $351.4 million, which represented an increase of $62.3 million from the $303.9 million at December 31, 2003. The
Company utilized debt to finance its first quarter balance sheet investment activity, resulting in an increase to its debt-to-equity ratio from 3.0-to-1 at December 31, 2003 to 3.5-to-1 at March 31, 2004.

        Stockholders' equity totaled $99.6 million at December 31, 2003, an increase of $3.6 million (3.75%) from the $96.0 million total at December 31, 2003. The primary drivers were an increase in the market value of our available-for-sale CMBS and the exercise of stock options, partially offset by a decrease in the value of interest rate hedges.

Investment Management
---------------------

        The Company acts as investment manager for two private equity funds, CT Mezzanine Partners III, Inc. ("Fund III") and CT Mezzanine Partners II LP ("Fund II").

        Fund III commenced its investment period in June of 2003 and to date the Company has contributed $4.0 million (representing 20% of its total $20 million commitment) to fund its share of Fund III's investment activities. During the first quarter of 2004, the Company originated $107 million of new loans on behalf of Fund III, bringing total originations since inception to $319 million. Over its term, the Company will earn co-investment income, base management fees and, potentially, incentive management fees from Fund III. The Company will earn base management fees of $6.0



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Capital Trust
Page 3



million per annum during Fund III's investment period, after which base management fees will be calculated on the basis of invested capital instead of committed capital.

        Fund II ended its investment period in April 2003 and the Company will continue to manage the Fund II portfolio assets until they are repaid or otherwise liquidated in the ordinary course of business. The Company earns co-investment income, base management fees (calculated on the basis of invested capital) and, potentially, incentive management fees from Fund II. During the first quarter of 2004, Fund II made capital distributions to the Company totaling $1.4 million, reducing the Company's investment in Fund II to $11.6 million as of March 31, 2004. The Company also earned $574,000 of base management fees from Fund II during the quarter. To date, no incentive management fees have been earned.

Operating Results
-----------------

        For the  quarter  ended  March 31,  2004,  the  Company  reported  total revenues of $11.5 million and net income of $3.1 million, representing basic earnings per share of 47 cents and diluted earnings per share of 46 cents. The calculation of basic earnings per share is based on 6.6 million weighted average shares outstanding, while diluted earnings per share is based on 6.7 million weighted average shares outstanding, reflecting the potential dilution from in-the-money stock options. For the same period in 2003, the Company reported total revenues of $11.2 million and net income of $2.5 million (46 cents per share based on 5.5 million weighted average diluted shares outstanding). The increase in net income was primarily the result of lower general and administrative expenses due to lower compensation and legal expenses.

        Interest income for the quarter ended March 31, 2004 was comparable to the prior year. Interest income was positively impacted due to an increase in average interest earning assets from approximately $354.4 million for the three months ended March 31, 2003 to approximately $385.3 million for the three months ended March 31, 2004. Offsetting this increase in average assets was a reduction in the average interest rate earned on assets from 9.9% for the three months ended March 31, 2003 (after adjustment for additional income received on the early repayment of loans) to 9.4% for the three months ended March 31, 2004.
This decrease was due to a reduction in average LIBOR, the repayment of two fixed rates loans (which earned interest at rates in excess of the portfolio average) and a change in the mix of the Company's investment portfolio to include lower risk B Notes in 2004 (which generally carry lower credit spreads than mezzanine loans).

        Interest and related expenses on secured debt increased by $341,000 due to a higher level of average outstanding interest-bearing liabilities ($218.8 million for the three months ended March 31, 2004 vs. $205.9 million for the three months ended March 31, 2003) and an increase in the average rate paid on those liabilities from 4.5% to 4.8%. The rate increase resulted from the significant decrease in FHLMC securities which are financed at LIBOR flat.



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Capital Trust
Page 4



        The increase in other revenue of $306,000 was primarily the result of new revenues from Fund III, which began operations in June 2003, offset by decreases in revenues from Fund II.

Dividends
---------

        On March 19, 2004, the Company's Board of Directors declared a first quarter 2004 cash dividend of 45 cents per share of class A common stock. The cash dividend was paid on April 15, 2004 to stockholders of record on March 31, 2004.

Forward-Looking Statements
--------------------------

        The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, new origination volume, continued performance, asset/liability mix, effectiveness of the Company's hedging strategy and rate of repayment of the Company's portfolio assets, as well as other risks indicated from time to time in the Company's Form 10-K and Form 10-Q filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

        Capital Trust, Inc. is a finance and investment management company focused on the commercial real estate industry and headquartered in New York. To date, Capital Trust, for its own account or for funds under management, has originated $3.6 billion of commercial real estate mezzanine investments in 121 separate transactions.


Tables to follow

                      Capital Trust, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                      March 31, 2004 and December 31, 2003
                                 (in thousands)

                                                                                                 March 31,         December 31,
                                                                                                   2004                2003
                                                                                              ----------------    ----------------
                                                                                                 Unaudited            Audited
                                 Assets
  Cash and cash equivalents                                                                     $    23,124         $     8,738
  Available-for-sale securities, at fair value                                                       16,801              20,052
  Commercial mortgage-backed securities available-for-sale, at fair value                           199,784             158,136
  Loans receivable, net of $6,672 reserve for possible credit losses at March 31, 2004
    and December 31, 2003                                                                           190,806             177,049
  Equity investment in CT Mezzanine Partners I LLC ("Fund I"), CT Mezzanine
    Partners II LP ("Fund II"), CT MP II LLC ("Fund II GP") and CT Mezzanine
    Partners III, Inc. ("Fund III") (together "Funds")                                               21,967              21,988
  Deposits and other receivables                                                                          5                 345
  Accrued interest receivable                                                                         3,425               3,834
  Interest rate hedge assets                                                                            --                  168
  Deferred income taxes                                                                               4,181               3,369
  Prepaid and other assets                                                                            5,710               6,247
                                                                                              ----------------    ----------------
Total assets                                                                                    $   465,803         $   399,926
                                                                                              ================    ================

               Liabilities and Shareholders' Equity

Liabilities:
  Accounts payable and accrued expenses                                                         $     8,637         $    11,041
  Credit facilities                                                                                  64,700              38,868
  Term redeemable securities contract                                                                   --               11,651
  Repurchase obligations                                                                            194,333             146,894
  Step up convertible junior subordinated debentures                                                 92,367              92,248
  Deferred origination fees and other revenue                                                         2,832               3,207
  Interest rate hedge liabilities                                                                     3,297                 --
                                                                                              ----------------    ----------------
Total liabilities                                                                                   366,166             303,909
                                                                                              ----------------    ----------------


Shareholders' equity:
  Class A common stock, $0.01 par value,  100,000 shares  authorized, 6,572 and 6,502 shares issued and outstanding at March 31, 2004 and December 31, 2003,
    respectively ("class A common stock")                                                                66                  65
  Restricted class A common stock,  $0.01 par value, 64 and 34 shares issued and outstanding at March 31, 2004 and December 31, 2003, respectively ("restricted class
    A common stock" and together with class A common stock, "common stock")                               1                 --
  Additional paid-in capital                                                                        143,359             141,402
  Unearned compensation                                                                              (1,371)               (247)
  Accumulated other comprehensive loss                                                              (31,190)            (33,880)
  Accumulated deficit                                                                               (11,228)            (11,323)
                                                                                              ----------------    ----------------
Total shareholders' equity                                                                           99,637              96,017
                                                                                              ----------------    ----------------

Total liabilities and shareholders' equity                                                      $   465,803         $   399,926
                                                                                              ================    ================

                      Capital Trust, Inc. and Subsidiaries
                        Consolidated Statements of Income
                   Three Months Ended March 31, 2004 and 2003
                      (in thousands, except per share data)
                                   (unaudited)

                                                                             2004                2003
                                                                        ---------------     ---------------
Income from loans and other investments:
  Interest and related income                                             $     9,018         $     9,029
  Less:  Interest and related expenses on secured debt                          2,636               2,295
  Less:  Interest and related expenses on step up
    convertible junior subordinated debentures                                  2,433               2,433
                                                                        ---------------     ---------------
    Income from loans and other investments, net                                3,949               4,301
                                                                        ---------------     ---------------

Other revenues:
  Management and advisory fees from Funds                                       2,084               1,376
  Income/(loss) from equity investments in Funds                                  394                 785
  Other interest income                                                             8                  19
                                                                        ---------------     ---------------
    Total other revenues                                                        2,486               2,180
                                                                        ---------------     ---------------

 Other expenses:
  General and administrative                                                    2,938               3,704
  Depreciation and amortization                                                   274                 232
  Provision for/(recapture of) allowance for possible credit losses               --                  --
                                                                        ---------------     ---------------
    Total other expenses                                                        3,212               3,936
                                                                        ---------------     ---------------

 Income before income                                                           3,223               2,545
   Provision for income taxes                                                     141                 --
                                                                        ---------------     ---------------

Net income allocable to common stock                                      $     3,082         $     2,545
                                                                        ===============     ===============

Per share information:
  Net earnings per share of common stock
    Basic                                                                 $      0.47         $      0.46
                                                                        ===============     ===============
    Diluted                                                               $      0.46         $      0.46
                                                                        ===============     ===============

  Weighted average shares of common stock outstanding
    Basic                                                                   6,583,412           5,515,484
                                                                        ===============     ===============
    Diluted                                                                 6,730,074           5,539,446
                                                                        ===============     ===============

   Dividends declared per share of common stock                           $      0.45         $      0.45
                                                                        ===============     ===============




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